Exhibit 10.33

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVAR.D PIERCOT 35 - 4000 LIEGE - BELGIQUE

Credit contract

CKZ
729-1405073-45

Credit application
009

MEDI-LINE NV at 4031 ANGLEUR, R. D.GARDES-FRONTIERE, established on 18-02-1994, entered in the Register of Legal Persons under number VAT BE 0452.084.633,

hereinafter referred to as 'the borrowers', even if there is only one,

and the societe anonyme (limited company) CBC Banque, with registered office at 1000 Brussels, Grand Place 5, incorporated in Brussels by deed executed on the ninth of January nineteen hundred and fifty-eight, published in the Appendices to the Belgian Official Gazette of the thirty-first of January nineteen hundred and fifty-eight under number 2106, on the ninth of February nineteen hundred and fifty-eight under number 2755bis, VAT number BE 0403.211.380, RLP Brussels.

hereinafter referred to as 'the bank',

have reached agreement as follows:

article 1

The credit facility with reference number 729-1405073-45 described in the credit contract of 02-02-2018 has been fixed at an amount of 1 936 789,96 EUR.

This credit facility will be subject to the General Credit Terms and Conditions of 05-01-2018. The borrowers have already been given a copy.

article 2

This credit facility may be drawn down as follows.

The rates and charges are either set out below next to the form of credit concerned, or they will be agreed verbally upon each drawdown and subsequently confirmed by letter or statement of account.

A CBC Business Credit Line in the amount of 300 000,00 EUR, with reference number 729-3094852-84.

The amount of this line of credit and all the relevant forms of utilization will be adjusted as follows:

- reduction of 100 000,00 EUR from 30-04-2018

- reduction of 100 000,00 EUR from 30-05-2018

CBC Banque SA - Grand-Place 5 - 1000 Brussels - Belgium

VAT BE 0403.211.380 - RLP Brussels - IBAN BE37 7289 0006 2028 - BIC CREGBEBB

Member of the KBC group

729-1405073-45/009/002274/2018-02-23-15.44.48.7203	23-02-2018	000977	1

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

A credit line fee of 0,12000% per quarter will be charged quarterly on the average undrawn amount of the credit line. This does not prejudice the provisions of Article 17.2 of the General Credit Terms and Conditions.

This line of credit may be utilized in the following forms:

-	CBC Advance in current account in the amount of 300 000,00 EUR.

This credit may be drawn down via the following account(s): BE75 1960 2946 8251.

Interest will be charged every three months on the amounts drawn down. For drawdowns in EUR, the interest rate will be based on the CBC base rate for business credits with increase of 2,00000%. If the CBC base rate for business credits is lower than 0%, the rate will be determined using the value 0%, plus the above margin.

-	Documentary credit import, subject to the Uniform Customs and Practice for Documentary Credits in force at the time the documentary credit is issued, for an amount of 300 000,00 EUR.

As is customary, the goods and documents described in the documentary credit will constitute a pledge in favour of the bank, along with the claims against the insurance companies.

-	Straight Loan for an amount of 300 000,00 EUR.

The interest rate depends on the short-term interest rate at the time of drawdown and will be calculated on the amount drawn down and for the drawdown period, which is at least 7 days.

The interest rate when an amount is actually drawn 'down will be fixed based on the EURIBOR plus a margin of 1,25000%.

The margin arrangement for this credit will be reviewed annually from the date on which this credit contract is signed and provided the credit can be drawn on.

For drawdowns in euros, the EURIBOR published by Reuters at approximately 11 a.m. two banking days prior to the commencement date of the drawdown (i.e. spot date) applies. For drawdowns registered before the spot date, the most recent available when the drawdown is registered will apply.

The reference interest rate used will be the one corresponding to the duration of the drawdown period. If no reference rate has been fixed for this period, it will be calculated based on the linear interpolation of the contiguous standard periods for this reference rate. If the reference rate is negative it will be equated with zero. If linear interpolation is not possible because there is no contiguous standard period for this reference rate, the interest rate will be calculated using the market rate applying at the time the drawdown is registered.

If the aforementioned reference rates no longer exist when the drawdown is registered, the interest rate for the drawdown will be fixed through joint consultation between the borrowers and the bank.

If no agreement can be reached on the interest rate, no further amounts may be drawn down in the form of straight loans. If the line of credit can only be drawn down in the form of straight loans, the line will be terminated by operation of law for the amount of the portion that can no longer be drawn down.

The credit in the amount of 1 603 090,28 EUR (initially, 1 700 000,00 EUR), with reference number 728-1726048-68 (CBC Investment Credit).

All previously agreed terms and conditions governing this investment credit remain in full force and effect. The provisions for investment credit, set out in Part II of the General Credit Terms and Conditions ('Special provisions applying to certain forms of utilisation of the credit') and applying at the time the bank granted this credit facility, also remain in full force and effect (unless expressly departed from here). Therefore, solely Part I ('General provisions') of the General Credit Terms and Conditions referred to in Article 1 applies to this investment credit.

The credit in the amount of 33 699,68 EUR (initially, 57 420,00 EUR), with reference number 728-1572338-06 (CBC Investment Credit).

729-1405073-45/009/002274/2018-02-23-15.44.48.7203	23-02-2018	000977	2

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 • BOULEVARD PJERCOT 35 • 4000 LIEGE· BELGIQUE

All previously agreed terms and conditions governing this investment credit remain in full force and effect. The provisions for investment credit, set out in Part II of the General Credit Terms and Conditions ('Special provisions applying to certain forms of utilisation of the credit') and applying at the time the bank granted this credit facility, also remain in full force and effect (unless expressly departed from here). Therefore, solely Part I ('General provisions') of the General Credit Terms and Conditions referred to in Article 1 applies to this investment credit.

Credit to be terminated:

Once this credit contract has been signed, the following (lines of) credit will be terminated. Any amounts still outstanding must be settled forthwith at the agreed terms.

-	The CBC Business Credit Line, along with all the forms in which it may be utilized, in the amount of 200 000,00 EUR, with reference number 729-1405207-82.

-	The CBC Commitment Credit Line in the amount of 83 333,00 EUR, with reference number 729-2115073-05.

article 3

All security previously established or agreed for the borrowers' commitments towards the bank will apply in respect of this credit facility, more particularly the security specified in the credit contract dated 02-02-2018.

To secure all their commitments towards the bank, the borrowers will establish the following new security (or have it established):

a first pledge of all current and future business assets belonging to MEDI-LINE NV in the amount of 300 000,00 EUR, according to the present separate pledge agreement. This pledge will be registered by the bank in the National Register of Pledges (Nationaal Pandregister/Registre national des Gages).

The following charges may remain on the register:

- any and all charges registered in favour of the bank

Release of security:

Provided this credit contract has been signed and the above-mentioned repayment of credits has been made, the bank is prepared to release the following security in respect of this credit facility. Any associated expenses must be paid by the borrowers and will be charged to them at a later date.

-	the power of attorney (mandate) to establish a pledge of the business in the amount of 123 946,76 EUR granted on 16-03-2001 by MEDI-LINE NV article 4

The following has been agreed for all of the borrowers' commitments towards the bank. If these covenants are not complied with, the bank may - after informing the borrowers accordingly in writing - increase all rates applying to the credit and its various forms of utilization. This does not prejudice what is stipulated in the General Credit Terms and Conditions regarding suspension and termination of the forms of credit and of the credit facility.

-	80,00% of the borrowers turnover will be routed through an account with the bank.

article 5

Loan origination charges

The bank charges a loan origination fee of 500,00 EUR for processing a credit application. Exceptionally, the bank will charge a loan origination fee of just 250,00 EUR for this credit application.

729-1405073-45/009/002274/2018-02-23-15.44.48.7203	23-02-2018	000977	3

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Security-related charges

Charges for establishing the security by private instrument come to 200,00 EUR.

Administrative fee

At the start of each quarter, the bank will charge a fee of 20,00 EUR for handling this credit facility. The bank may change this amount, pursuant to Article 6 of the General Credit Terms and Conditions.

article 6

This contract has been drawn up using the information available to the bank on 23-02-2018.

If the bank does not receive a copy signed by the borrowers before 22-03-2018, it reserves the right to consider this contract null and void.

The new security must also be signed before this date. Any new security established via a notary-public must be signed no later than 2 months after this credit contract has been signed.

The bank and the borrowers agree that the borrowers may validly instruct the bank by fax or e-mail to pay out (in full or in part) the credit amount. Payment may be made solely to the borrower account after all the terms and conditions for drawing down the credit have been met. The borrowers acknowledge that instructions sent by fax or e-mail will have the same probative force as any instructions written and signed by them. The borrowers accept that they themselves will bear any and all prejudicial consequences arising from fraud, mistakes, lack of authorisation or delays, unless they can provide proof of serious error, intent or fraud on the part of the bank or its employees.

In the event of a new credit facility, the borrowers acknowledge having received 'the Overview of credit products for businesses ', a copy of which is appended to the credit contract, and the 'Standardised summary information document', prior to signing this credit contract.

This credit facility will be subject to the General Credit Terms and Conditions of 05-01-2018 given to the borrowers. The borrowers declare that they have read and agree to be bound by these terms and conditions.

Signed in duplicate at ........Angleur......................................................................... on ...27.... /....02..... /...2018... .

the bank	signature, branch	the borrowers

If the borrower is a legal person, please state the name and job title of the signatory.

/s/ Tine Huyleboroeck	/s/ Henri Decloux
Tine Huyleboroeck	Henri Decloux
Adm. Officer, Commercial Credit

Stamp duty of 0,15 euros received and paid on declaration by CBC Banque NV.

729-1405073-45/009/279/008	002662	1

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

copy for the borrowers

Standardised summary information document

CKZ
729-1405073-45

Credit application
009

While we do our utmost to ensure this summary document accurately reflects the main provisions of your credit contract, the contract will prevail in the event of any discrepancies between the two.

Lender	CBC Banque NV - Grote Markt 5, 1000 Brussels VAT BE 0403.211.380 - RLP Brussels
New credit	CBC Business Credit Line 729-3094852-84
Main features	Utilisation form(s):
CBC Advance in current account
- You are free - within the amount of the credit line - to determine the periods and frequency of the withdrawals.
Straight Loan
- Provided you do not exceed the amount of the credit line, you can draw down one or more straight loans at any time for a short period (maximum 1 year).
Documentary credit import
Term	Indefinite
Credit amount	300 000,00 EUR There is a set repayment schedule.
Interest rate[i]	CBC Advance in current account
- CBC base rate for business credits, currently 8,50000% with increase of 2,00000%
- calculated on the amount drawn down
- charged every three months
Straight Loan
- dependent on the short-term interest rate at the time of drawdown
- calculated on the amount drawn down
- charged at the end of the period of the straight loan
- EURIBOR plus 1,25000%
- The margin will be reviewed annually
Charges related to the	- credit line fee: quarterly 0,12000% on the average undrawn amount of the credit line
creditii	- drawdown fee: 50,00 EUR per straight loan

CBC Banque SA· Grand-Place 5 · 1000 Brussels· Belgium

VAT BE 0403.211.380 · RLP Brussels • IBAN BE37 7289 0006 2028 • BIC CREGBEBB

Member of the KBC group

729-1405073 -45/009/250/005	23-02 -2018	002357	1

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Availability	CBC Advance in current account
- on your account(s): BE75196029468251
Straight Loan
- the straight Joan will be deposited on your account
Early repayment fee	reinvestment fee:
- For lines of credit of two million euros or Jess: six months interest, calculated on the amount repaid early at the interest rate applying to this form of credit at the time of repayment.
- For lines of credit exceeding two million euros: actuarial calculation as laid down in the General Credit Terms and Conditions.
General charges	credit origination fee: 250,00 EUR for this credit application handling fee: 20,00 EUR per quarter for the credit facility that your Joan(s) form(s) part of.
New security (personal and real) iii	Pledge of the business assets 300 000,00 EUR
New covenants iv	none
Tender withdrawal period (validity period)	If the bank does not receive a credit contract signed by the borrowers before 22-03-2018, this summary information document will be considered null and void.
i Where the interest rate is determined on the basis of an agreed reference rate and that reference rate is negative, the reference rate is deemed to be zero for the purposes of calculating the interest rate. The agreed margin is then applied to that value. However, the interest rate can never be negative.
Ii These are all of the standard charges related to the conclusion and normal performance of the credit contract that may be charged by and which are payable to the lender. These charges do not include the charges attendant on changes to or termination of the credit, or any other costs charged by third parties (e.g., registration duties payable on the establishment of security, etc.)
Iii This does not apply to existing security.
iv This does not apply to existing covenants.

729-1405073 -45/009/250/005	23-02 -2018	002357	2

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Business lending products

Version date: 10-2017

Products at a glance

A complete overview of loan products designed specifically for businesses is provided on our https://www.cbc.be/entreprendre/financements website.

To help you prepare your application for a loan, we have provided an overview of all the information that the bank may request from you when drawing up a loan file for your business. You can find the overview at www.cbc.be/entreprendre/preparerdemandedecredit.

Various public funding sources are available to encourage investment, details of which are provided at www.cbc.be/entreprendre/aidespubliques.

Vehicles

We have a range of options for financing the vehicles you need to run your business:

-	CBC-Leasing
-	CBC-Renting
-	CBC-Full Service Lease
-	CBC-Investment Credit
-	CBC-Investment Credit Starter-UCM

Real property

Every property project is different. That's why you'll get customised service from us. We'll help you find the right type of financing that best suits your needs and capabilities.

-	CBC-Investment Credit
-	CBC-Agroflex Credit
-	CBC-Roll-Over Credit
-	CBC-Straight Loan
-	CBC-Real Estate Lease
-	CBC-Renovation Credit for AC

Business equipment

We have a variety of finance packages for your business asset needs (including machinery, office equipment, furniture and business acquisition) :

-	CBC-Investment Credit
-	CBC-Agroflex Credit
-	CBC-Roll-Over Credit
-	CBC-Lease Credit
-	CBC-Renting Credit
-	CBC-Investment Credit Starter-UCM

Taxes

If you pay your tax in advance, you'll avoid the surcharge imposed by the government. We can provide you with financing for this to help you easily make these payments through a:

-	CBC-Tax Pre-Payment Plan

CBC Banque SA - Grand-Place 5 - 1000 Brussels - Belgium

VAT BE 0403.211.380 - ALP Brussels - IBAN BE37 7289 0006 2028 - SIC CREGBEBB

Member of the KBC group

729-1405073-45/009/276/001	002570	1

CBC Banque

Branch LIEGE - CENTRE EF

CB2629 - BOULEVARD PIERCOT 35 - 4000 LIEGE - BELGIQUE

Working capital

If you're after extra funds to conduct your commercial activities and help finance things like stock, customers' deferred payments and unforeseen expenses, look no further than the:

-	CBC-Advance in Current Account
-	CBC-Straight Loan
-	CBC-Business Budget Facility

We can also help you with financing for staff holiday pay and/or year-end bonuses through our:

-	CBC-Cash Budget Credit

If you need flexible financing for your outstanding trade receivables, talk to us about:

-	CBC-Open Invoice Discounting
-	CBC-Factoring

Guarantees

Suppliers or contractors may ask you for a secondary or bank guarantee certifying that you will meet your payment obligations to them. To cover this, we can provide a:

-	CBC-Commitment Line of Credit
-	CBC-Payment Guarantee
-	CBC-Secondary Guarantee for Freight Transport
-	CBC-Secondary Guarantee for Public Procurement Contracts
-	CBC-Rent Guarantee
-	CBC-Bid Guarantee
-	CBC-Performance Guarantee
-	CBC-Advance Payment Guarantee

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